Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated January 17, 2001, included in this Form 10-K, into the Company's previously filed Registration Statement on Form S-8 (File No. 333-72377).


/s/ ARTHUR ANDERSEN, LLP

Phoenix, Arizona
March 15, 2001